EXHIBIT E

Forms of Letters dated April 30, 2005 from the Fund

to Investors in Connection with Acceptance of Offers of Tender

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED

YOUR ENTIRE INTEREST IN THE FUND.

April 30, 2005

Dear Investor:

Aetos Capital Market Neutral Strategies Fund, LLC (the “Fund”) has received and accepted your tender request. Enclosed is a statement showing the breakdown of your capital withdrawal and the manner in which it is being distributed, in accordance with the tender offer.

Since you have tendered your entire investment, you have been paid 90% of the unaudited net asset value of the Interests as of March 31, 2005, in accordance with the terms of the tender offer. The funds were mailed directly to you at your mailing address as listed in the Fund’s records, unless you advised the Fund in writing of a change in your mailing address. The balance due will be determined and paid promptly after completion of the Fund’s annual audit.

Should you have any questions, please feel free to contact the Fund’s Investment Adviser, Aetos Alternatives Management, LLC, at (212) 201-2500.

Sincerely,

Aetos Capital Market Neutral Strategies Fund, LLC

Enclosure

E-1

THIS LETTER IS BEING SENT TO YOU IF YOU

TENDERED A PORTION OF YOUR INTEREST IN THE FUND.

April 30, 2005

Dear Investor:

Aetos Capital Market Neutral Strategies Fund, LLC (the “Fund”) has received and accepted your tender request. Enclosed is a statement showing the breakdown of your capital withdrawal.

Since you have tendered a portion of your investment, you have been paid the amount requested in cash, in accordance with the terms of the tender offer. The funds were mailed directly to you at your mailing address as listed in the Fund’s records, unless you advised the Fund in writing of a change in your mailing address. You remain an investor with respect to the interest that you did not tender.

Should you have any questions, please feel free to contact the Fund’s Investment Adviser, Aetos Alternatives Management, LLC, at (212) 201-2500.

Sincerely,

Aetos Capital Market Neutral Strategies Fund, LLC

Enclosure

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